                                                                    EXHIBIT 10.9

                       NOTE, PREFERRED STOCK AND WARRANT
                              PURCHASE AGREEMENT
                                    between
                              CELL PATHWAYS, INC.
                                      and
                         THE GOLDMAN SACHS GROUP, L.P.

             NOTE, PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     Note, Preferred Stock and Warrant Purchase Agreement (the "Agreement"), dated as of December 13, 1996, between Cell Pathways, Inc. (the "Corporation"), a Delaware corporation and The Goldman Sachs Group, L.P., a Delaware limited partnership (the "Investor").

                                  Witnesseth:

     Whereas, upon the terms and conditions of this Agreement, the Corporation wishes to sell to the Investor, and the Investor wishes to purchase from the Corporation, 675,680 shares of a new series of preferred stock to be designated by the Corporation after the date hereof, Series F Convertible Preferred Stock, par value $.01 per share, of the Corporation (the "Series F Preferred Stock") and warrants, substantially in the form of Exhibit A hereto, to purchase 33,784 shares of Series F Preferred Stock from the Corporation (the "Warrants") for an aggregate purchase price of $2,500,016 (the "Purchase Price").

     Whereas, the sale of Series F Preferred Stock and Warrants to the Investor pursuant to this Agreement will be made as part of a private placement of Series F Preferred Stock by the Corporation in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") (the "Series F Offering") which is intended by the Corporation to raise $10,000,000 or more.

     Whereas, the terms of the Series F Preferred Stock are as set forth in the form of the Fifth Amended and Restated Certificate of Incorporation of the Corporation, attached hereto as Exhibit B, which form has been approved by the Investor and by the Board of Directors of the Corporation and is currently being submitted to the stockholders of the Corporation for their approval (the "Charter").

     Whereas, the form of the Third Amended and Restated Stockholders Agreement, attached hereto as Exhibit C, which form has been approved by the Investor and by the Board of Directors of the Corporation and is currently being submitted to the stockholders for their approval (the "Amended Stockholders' Agreement") sets forth certain arrangements between the Corporation, the Investor and the parties thereto with respect to ownership of capital stock of the Corporation;

     Whereas, in order to facilitate the Series F Offering and provide the Corporation with additional working capital, the Corporation wishes to sell to the Investor and the Investor wishes to purchase from the Corporation a note, substantially in the form attached hereto as Exhibit D (the "Note") in the aggregate principal amount of $1,000,000 and, at the Subsequent Closing (as defined herein) the aggregate principal amount of the Note together with any interest accrued thereon will be credited against the purchase price payable by the Investor at the Subsequent Closing in connection with its purchase of Series F Preferred Stock and Warrants hereunder.

                                      1.

     Accordingly, the parties hereto hereby agree as follows:

Section 1.  Purchase and Sale.

        1.1 The Initial Closing. At the Initial Closing (as defined in Section 1.3), the Investor shall purchase from the Corporation and the Corporation shall sell to the Investor the Note in the aggregate principal amount of $1,000,000. The aggregate purchase price to be paid by the Investor for the Note is $1,000,000.

        1.2 The Subsequent Closing.  Subject to the conditions specified in
Section 4, at the Subsequent Closing (as defined in Section 1.3) the Investor shall purchase and receive from the Corporation and the Corporation shall sell and deliver to the Investor, 675,680 shares of Series F Preferred Stock and Warrants to purchase 33,784 shares of Series F Preferred Stock (the shares of Series F Preferred Stock issuable upon exercise of the Warrants being referred to as the "Warrant Shares"). The aggregate purchase price to be paid by the Investor for the Series F Preferred Stock and the Warrants under this Section
1.2 is $2,500,016 (the "Purchase Price"). At the Subsequent Closing, the outstanding principal amount of the Note together with any interest accrued thereon shall be applied towards payment of the Purchase Price and the Purchase Price shall be thereby reduced on a dollar for dollar basis.

        1.3 The Closings.  (a) The closing of the transactions contemplated by
Section 1.1 (the "Initial Closing") shall take place simultaneously with the execution and delivery of this Agreement. At the Initial Closing, the Corporation shall deliver to the Investor the Note registered in the name of the Investor or its nominee and the Investor shall pay $1,000,000 in immediately available funds to the Corporation by wire transfer to Cell Pathways, Inc. account No. 7867646 with the Northern Trust Company at 50 South La Salle Street, Chicago, Illinois 60675, using Bank Routing Number 071000152.

            (b) The closing of the transactions contemplated by Section 1.2 shall take place as soon as practicable after the satisfaction or waiver of the conditions set forth in Section 4 (such date being referred to as the "Subsequent Closing"; together with the Initial Closing, each a "Closing"). At the Subsequent Closing, the Corporation shall deliver to the Investor a certificate or certificates representing the shares of Series F Preferred Stock and the Warrants purchased by the Investor registered in the name of the Investor or its nominee. Delivery of such certificates and the Warrants to the Investor shall be made against, and payment of the Purchase Price shall be satisfied by, (i) return of the Note and application of the outstanding principal amount of the Note together with any accrued interest thereon towards payment of the Purchase Price and (ii) receipt by the Corporation from the Investor of the remainder of the Purchase Price, which shall be paid by wire transfer in immediately available funds to Cell Pathways, Inc. account No. 7867646 with the Northern Trust Company at 50 South La Salle Street, Chicago, Illinois 60675, using Bank Routing Number 071000152.

            (c) Each Closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004.

                                      2.

Section 2. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Investor as of the date hereof and as of the Subsequent Closing as follows:

     2.1 Authorization. (a) The execution and delivery by the Corporation of the Agreement, the Note and the Warrants (collectively, the "Documents") and the performance by the Corporation of the Note has been duly authorized by all requisite corporate action on the part of the Corporation (including any required stockholder approval). At the Subsequent Closing, the performance by the Corporation of the Agreement and the Warrants will have been duly authorized by all requisite corporate action on the part of the Corporation (including any required stockholder approval). Each of the Agreement and the Note constitutes, and the Warrants when executed will constitute, a legal, valid and binding obligation of the Corporation, enforceable against the Corporation, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

          (b) The authorization, issuance, sale and delivery of the Note has been duly authorized by all requisite corporate action on the part of the Corporation. As of the Subsequent Closing, the authorization, issuance, sale and delivery of Series F Preferred Stock and Warrants pursuant to this Agreement and the authorization, reservation, issuance, sale and delivery of the Warrant Shares and the shares of common stock, par value $.01 per share, of the Corporation ("Common Stock") issuable upon conversion of any share of Series F Preferred Stock purchased by the Investor hereunder (including any Warrant Share) (such shares of Common Stock being referred to collectively as the "Conversion Shares") have been duly authorized by all requisite corporate action on the part of the Corporation (including any required stockholder approval). Each share of Series F Preferred Stock issued pursuant to this Agreement (including upon exercise of a Warrant) and each share of Common Stock issued upon conversion of any share of Series F Preferred Stock (including upon conversion of any Warrant Share) will, when issued and assuming payment of the Purchase Price by the Investor in respect thereof, be validly issued and outstanding, fully paid and nonassessable and will have been issued in compliance with the Securities Act and applicable state securities and blue sky laws.

     2.2 Capitalization. The authorized capitalization of the Corporation on the date hereof is as stated in the Corporation's Fourth Amended and Restated Certificate of Incorporation in effect on the date hereof and, as of the Subsequent Closing, will be as stated in the Charter.

          (a) Preferred Stock. 872,400 shares designated as Series A Convertible Preferred Stock are issued and outstanding; 848,100 shares designated Series B Convertible Preferred Stock are issued and outstanding; 700,000 shares designated Series C Convertible Preferred Stock are issued and outstanding; 616,807.5 designated Series D Convertible Preferred Stock are issued and outstanding; 2,969,704 shares designated Series E Convertible Preferred Stock are issued and outstanding and 61,250 shares of Redeemable Preferred Stock are issued and outstanding. Except as set forth on Schedule 2.2, the terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each series of Preferred Stock of the Corporation are stated in the

                                      3.

Fourth Amended Certificate of Incorporation of the Corporation, the Charter, the Stockholders' Agreement (as defined in Section 4), and the Documents, copies of which have previously been furnished to the Investor.

          (b) Common Stock. 2,718,845 shares of Common Stock are issued and outstanding.

          (d) Due Authorization, etc. All of the issued and outstanding shares of capital stock of the Corporation have been duly authorized, are validly issued, fully paid and nonassessable and have been issued in compliance with the Securities Act and all applicable state securities or "blue sky" laws.

          (e) No Options, etc. Except for issuance of shares of Series F Preferred Stock in connection with the Series F Offering, the outstanding shares of Preferred Stock, options to purchase 476,000 shares of Common Stock pursuant to the Corporation's stock option plan and warrants to purchase 235,161 shares of Series E Convertible Preferred Stock, there are no outstanding or authorized warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of the capital stock or other securities of the Corporation.

          (f) Restrictions. Except as set forth on Schedule 2.2(f) or as contemplated by the Documents, the Charter and the Stockholders' Agreement, there are, and immediately after each Closing there will be, no agreement, restriction or encumbrance (such as a preemptive or similar right, right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholders' agreement, etc., whether or not the Company is a party thereto) with respect to the purchase, sale or voting of any shares of capital stock or other securities of the Corporation pursuant to any provision of law, the Certificate of Incorporation or By-Laws of the Corporation, any agreement or otherwise.

     2.3 Reservation of Shares. At the Subsequent Closing, the Corporation will have reserved a sufficient number of shares of (i) Series F Preferred Stock issuable upon conversion of the Warrants, and (ii) Common Stock for issuance to the Investor upon the conversion of the Series F Preferred Stock issued to the Investor in accordance with this Agreement and upon conversion of the Warrant Shares.

     2.4 Financial Statements; Undisclosed Liabilities. The Corporation has furnished to the Investor audited statements of operations, stockholders' equity and cash flows of the Corporation for the fiscal year ended December 31, 1995, and the audited balance sheet of the Corporation as of December 31, 1995, and the unaudited statements of operations, stockholders' equity and cash flows of the Corporation for the nine months ended September 30, 1996 and the unaudited balance sheet of the Corporation as of September 30, 1996 (the "September 30 Financial Statements") (all such financial statements collectively, the "Financial Statements"). Except as described in the notes thereto, the Financial Statements were prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly and accurately in all material respects the financial condition of the Corporation and the results of operations of the

                                      4.

Corporation for the respective periods covered, and are consistent with the books and records of the Corporation. The Corporation does not have any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than liabilities or obligations reserved against or otherwise disclosed in the September 30 Financial Statements, except those incurred since September 30, 1996 in the ordinary course of business consistent (in amount and kind) with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

     2.5 No Conflict. The execution, delivery and performance by the Corporation of the Documents, the consummation by the Corporation of the transactions contemplated hereby and thereby, the issuance, sale and delivery by the Corporation of the Note, the Series F Preferred Stock, the Warrants, Warrant Shares and the Conversion Shares will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets under, any contract to which the Corporation is a party or its assets are bound, (c) require the prior consent or approval of or by, or notification of or filing with, any person (governmental or private) or (d) violate the Certificate of Incorporation or the By-Laws of the Corporation.

     2.6 Intellectual Property Rights. (a) The Corporation owns or has the right to use or license all of the Intellectual Property (as defined below) necessary for the operation of the business of the Corporation as currently conducted and as proposed to be conducted. Each item of Intellectual Property owned or used by the Corporation immediately prior to the Initial Closing hereunder will be owned or available for use by the Corporation on identical terms and conditions immediately subsequent to any Closing hereunder.

          (b) Except as set forth on Schedule 2.6(b) hereto, to the best knowledge of the Corporation, the Corporation has not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and the Corporation has never received any charge, complaint, claim, demand or notice alleging an such interference, infringement or misappropriation. The Corporation has no knowledge that the Corporation will interfere with, infringe upon or misappropriate any Intellectual Property rights of third parties as a result of the operation of the business after the closing. To the best knowledge of the Corporation, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Corporation.

          (c) To the best knowledge of the Corporation, Schedule 2.6(c) hereto identifies United States patent and patent applications, registered and unregistered trademarks, service marks and trade names and registered and unregistered copyrights of the Corporation.

          (d) Except as disclosed on Schedule 2.6(d), to the best knowledge of the Corporation, no Intellectual Property owned by or licensed to the Corporation is invalid or

                                      5.

unenforceable, is subject to any encumbrance or other restriction or is subject to any pending or threatened claim, charge, action, suit, or proceeding challenging the validity, enforceability or the ownership rights thereto.

          (e) To the best knowledge of the Corporation, no proprietary information, the confidentiality of which is material to the business of the Corporation, has been disclosed to any third party other than pursuant to a nondisclosure agreement or other than to the Corporation's representatives.

          "Intellectual Property" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, and trade names thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all copies and tangible embodiments thereof (in whatever form or medium) and (h) all licenses and agreements in connection therewith.

     2.7 Disclosure. Neither this Agreement nor any certificate, instrument or written statement furnished or made to the Investor by or on behalf of the Corporation in connection with this Agreement, including any offering memorandum relating to the Series F Offering, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which the Corporation has not disclosed to the Investor or its counsel in writing of which the Corporation is aware and which is not generally available to the public which materially and adversely affects or which could reasonably be expected to materially and adversely affect the business, financial condition, operations, property or affairs of the Corporation or the ability of the Corporation to perform its obligations under the Documents.

     2.8 Insurance. The Company maintains insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice. All such policies and other instruments are in full force and effect and all premiums with respect thereto have been paid. To the Company's best knowledge, the Company has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies or has not otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies. There are no claims by the Company under any of such policies to which

                                      6.

any insurance company is denying liability or defending under a reservation of rights or similar clause. The Company has not received notice of any pending or threatened termination of any of such policies or any material premium increases for the current policy period with respect to any of such policies and the consummation of the transactions contemplated by this Agreement will not result in any such termination or premium increase.

Section 3.  Covenants.

     3.1 Series F Offering. As soon as practicable following the Initial Closing, the Corporation shall use its best efforts to consummate the Series F Offering including, the timely preparation and delivery to potential investors of an offering memorandum (the "Offering Memorandum") to be used in connection with the Series F Offering. The Corporation shall deliver a copy of the Offering Memoranda to the Investor at the same time that it is first delivered to any potential investor or earlier. The Offering Memorandum shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In no event shall the Corporation sell an amount of securities in the Series F Offering which will result in the aggregate gross proceeds to be received by the Corporation in the Series F Offering to exceed $15,000,000, without obtaining the prior written consent of the Investor.

     3.2 No Equity Issuances. Until the Subsequent Closing, the Corporation shall not issue any equity or debt securities (including any convertible securities) without the consent of the Investor, other than in connection with the Series F Offering.

Section 4. Conditions to the Subsequent Closing. The obligation of the Investor to consummate the transactions to be performed by it in connection with the Subsequent Closing shall be subject to the satisfaction of the following conditions:

          (a)  The Initial Closing shall have occurred.

          (b) The Series F Offering shall have commenced and the Company shall have delivered to the Investor a copy of the Offering Memorandum.

          (c) The representations and warranties set forth in Section 2 above shall be true and correct in all material respects as of the Subsequent Closing.

          (d) The Corporation shall have performed and complied with all of its covenants hereunder in all material respects.

          (e) The Amended Stockholders' Agreement shall be duly executed and delivered by the Corporation, the Investor and the other parties thereto.

          (f) The Corporation shall have delivered to the Investor a copy of the Charter certified by the Secretary of State of Delaware which shall be substantially in the form attached hereto as Exhibit A.

                                      7.

          (g) The Corporation shall have delivered evidence satisfactory to the Investor that all consents and waivers of its stockholders necessary to effectuate the transactions contemplated by this Agreement have been obtained.

          (h) No event or change shall have occurred which, individually or in the aggregate, has a material adverse effect on the business, assets, liability, properties, condition (financial or otherwise), operations or results of operations of the Corporation.

Section 5. Termination. The obligation of the parties to effect the Subsequent Closing may be terminated (i) by the mutual written consent of the Corporation and the Investor or (ii) by the Investor, without liability to such party on account of such termination (provided the terminating party is not otherwise in breach and/or default of this Agreement), if the Subsequent Closing shall not have occurred on or before January 31, 1997.

Section 6. Further Assurances. At any time or from time to time after the date hereof, the Corporation, on the one hand, and the Investor, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the Initial Closing or Subsequent Closing, as applicable, and to otherwise carry out the intent of the parties hereunder.

Section 7. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation and the Investor and the respective successors, assigns, heirs and personal representatives of the Corporation and the Investor.

Section 8. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 9. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                                      8.

               (i)   if to the Corporation, to:

                     Cell Pathways, Inc.
                     One Tower Bridge, Suite 800
                     West Conshohocken, PA 19428
                     610-941-5958
                     Attention:  Robert J.  Towarnula

                     With a copy faxed to Richard H. Troy at 203-595-0145

               (ii)  if to the Investor, to:

                     85 Broad Street
                     New York, New York 10004
                     Telecopy:  (212) 902-3000
                     Attention:  Robert Grunovsky

                     with a copy to:

                     Fried, Frank, Harris, Shriver & Jacobson
                     One New York Plaza
                     New York, New York 10004
                     Telecopy: (212) 859-8586
                     Attention: Ben Adler, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

Section 10. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Corporation and the Investor.

Section 11. Transfer Taxes. The Corporation agrees that it will pay, and will hold the Investor harmless from any and all liability with respect to any transfer, documentary, stamp or other similar taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement, and that it will similarly pay and hold the Investor harmless from all taxes in respect of the issuance of the Note, Series F Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares to the Investor.

Section 12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 13. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

                                      9.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

Section 15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                      10.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

                                        CELL PATHWAYS, INC.


                                        By: /s/ Richard H. Troy
                                           -----------------------------
                                           Name:  Richard H.Troy
                                           Title:  Vice President


                                        THE GOLDMAN SACHS GROUP, L.P.

                                        By: THE GOLDMAN SACHS CORPORATION

                                            /s/ J. David Rogers
                                            ----------------------------
                                            J. David Rogers
                                            Executive Vice President

                                      11.